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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of R & B Falcon Corporation, Registration No. 333-39500 ("Registration Statement") and the related Prospectus Supplement dated October 26, 2000, of our report dated August 6, 1999 relating to the financial statements and financial statement schedules of Transocean Sedco Forex Inc. (previously Sedco Forex Holdings Limited), which appears in Transocean Sedco Forex Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in the Joint Proxy/Registration Statement on Form S-4 of Transocean Sedco Forex Inc. and R & B Falcon Corporation dated October 26, 2000 which is incorporated by reference in the Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
October 25, 2000